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                                                                   EXHIBIT 99.10

                    INSTRUCTION TO REGISTERED HOLDER AND/OR
              BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM OWNER
                                       OF

                        21ST CENTURY TELECOM GROUP, INC.

               13-3/4% Senior Cumulative Preferred Stock Due 2010
                               (CUSIP #90130P603)


To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the Prospectus dated __________, 1998 (the "Prospectus") of 21st Century Telecom Group, Inc., an Illinois corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its registered 13-3/4% Senior Cumulative Preferred Stock Due 2010 (the "New Preferred Stock") for any outstanding 13-3/4% Senior Cumulative Preferred Stock Due 2010 (the "Old Preferred Stock"). Capitalized terms used but not defined herein have the meaning as ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Preferred Stock held by you for the account of the undersigned.

     The aggregate number of shares of Old Preferred Stock held by you for the account of the undersigned is (fill in amount):

          ___________ of shares of 13-3/4% Senior Cumulative Exchangeable Preferred Stock Due 2010 (CUSIP #90130P603).

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

     [_] To TENDER the following shares of Old Preferred Stock held by you for the account of the undersigned (insert number of shares of Old Preferred Stock to be tendered, if any):

               ___________ of shares of 13-3/4% Senior Cumulative Exchangeable Preferred Stock Due 2010 (CUSIP #90130P603).

     [_] NOT to TENDER any Old Preferred Stock held by you for the account of the undersigned.
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     If the undersigned instructs you to tender the Old Preferred Stock held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the holder is not an "affiliate" of the Company, (ii) any New Preferred Stock acquired pursuant to the Exchange Offer is being acquired in the ordinary course of business of the person receiving such New Preferred Stock, whether or not such person is the holder and (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Preferred Stock. If the undersigned is a broker-dealer that will receive New Preferred Stock for its own account in exchange for Old Preferred Stock, it represents that such Old Preferred Stock was acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Preferred Stock, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended.


                                   SIGN HERE

Name of beneficial owner(s):
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Signature(s):
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Name(s) (please print):
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Address:
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Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date:
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